   As filed with the Securities and Exchange Commission on September 25, 2000

                                                       Registration No. ________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  VITALCOM INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                          33-0538926
(State of incorporation)                    (I.R.S. Employer Identification No.)

                              15222 Del Amo Avenue
                            Tustin, California 92780
              (Address and zip code of principal executive offices)

                                ---------------

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                ---------------

                                 Frank T. Sample
                                  VitalCom Inc.
                              15222 Del Amo Avenue
                            Tustin, California 92780
                     (Name and address of agent for service)

                                 (714) 546-0147
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                             Douglas F. Higham, Esq.
                         Higham, McConnell & Dunning LLP
                           28202 Cabot Road, Suite 450
                      Laguna Niguel, California 92677-1250

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
 Title of                                                       Proposed           Proposed
Securities                                    Amount            Maximum             Maximum               Amount of
  to be                                        to be        Offering Price         Aggregate            Registration
Registered                                 Registered(1)      Per Share(2)      Offering Price(2)            Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value,          150,000 shares       $2.071875          $310,781.25              $82.05
  to be issued under 1996 Employee
  Stock Purchase Plan
====================================================================================================================

(1) An additional 150,000 shares reserved for issuance under the 1996 Employee Stock Purchase Plan were registered under the Registration Statement on Form S-8, file number 333-67109, filed with the Securities and Exchange Commission on November 12, 1998, and an additional 150,000 shares reserved for issuance under the 1996 Employee Stock Purchase Plan were registered under the Registration Statement on Form S-8/S-3, file number 333-0372, filed with the Securities and Exchange Commission on May 14, 1996.

(2) The exercise price of $2.071875 per share, computed in accordance with Rule 457(c) under the Securities Act of 1933, is 85% of the average high and low prices of a share of VitalCom Inc. Common Stock as reported in the Nasdaq Small Cap Market on September 18, 2000. Pursuant to Section 2(m) of the 1996 Employee Stock Purchase Plan (Exhibit 4.1), shares are sold at 85% of the lesser of the fair market value of such shares on the Enrollment Date or on the Exercise Date (as defined in the 1996 Employee Stock Purchase
     Plan).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

        The following documents are incorporated into this Registration Statement by reference:

            (a) The Registrant's report on Form 10-K for its fiscal year ended December 31, 1999.

            (b) The Registrant's report on Form 10-Q for its fiscal quarter ended March 31, 2000.

            (c) The Registrant's report on Form 10-Q for its fiscal quarter ended June 30, 2000.

            (d) The description of the Registrant's common stock set forth in its Registration Statement on Form 8-A, filed January 16, 1996 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

        In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities which are the subject of this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of each such report or document, except as to any portion of any future Annual or Quarterly Report to Shareholders which is not deemed filed under such provisions.

ITEM 4. Description of Securities

        Not applicable.

ITEM 5. Interests of Named Experts and Counsel

        Not applicable.

ITEM 6. Indemnification of Directors and Officers

        The Company's Certificate of Incorporation limits the monetary liability of its directors to the Company or its stockholders for breach of such director's fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL") or, if the DGCL is not applicable, to the fullest extent permissible under applicable law. In addition, the Company's charter authorizes the Company by bylaw, agreement or otherwise to indemnify directors, officers, employees and agents in excess of the indemnification permitted by applicable law.

        Under the Company's Bylaws, each person who was or is a party or is threatened to be made a party to, or is involved in, any proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent permitted by the DGCL against all costs, charges, expenses, liabilities and losses (including attorney's fees) reasonably incurred or suffered by such person in connection with such proceeding. Such right to indemnification includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. The Board of

Directors has discretion to provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers. The foregoing right to indemnification and advancement of expenses under the Company's by-laws is not exclusive of any other right which any person may have or acquire under the Company's charter, any statute, agreement or otherwise.

        In addition, the Company has entered into indemnification agreements with each of its directors and executive officers and has obtained a directors' and officers' liability insurance policy that insures such persons against the cost of defense, settlement or payment of judgments under certain circumstances.

ITEM 7. Exemption From Registration Claimed

        Not applicable.

ITEM 8. Exhibits      Description
        --------      -----------
           4.1        1996 Employee Stock Option Plan and form of agreement
                      thereunder.

           5.1        Opinion of Higham, McConnell & Dunning LLP.

          23.1 Consent of Higham, McConnell & Dunning LLP (included in the opinion of counsel filed as Exhibit 5.1 hereto).

          23.2        Independent Auditors' Consent.

          24.1        Power of Attorney (Contained on Signature page).

ITEM 9. Undertakings

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on the 21st day of September, 2000

                                           VITALCOM INC.


                                           By: /s/ Frank T. Sample
                                               -------------------------------
                                                   Frank T. Sample, President
                                                   and Chief Executive Officer

                                POWER OF ATTORNEY

        We, the undersigned directors and officers of VitalCom Inc., do hereby constitute and appoint Frank T. Sample and Scott E. Lamb, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                           Title                           Date
         ---------                           -----                           ----
/s/ Frank T. Sample               President, Chief Executive         September 21, 2000
-------------------------------   Officer (Principal Executive
    Frank T. Sample               Officer) and Director


/s/ Scott E. Lamb                 Senior Director Finance and        September 21, 2000
-------------------------------   Controller (Principal Financial
    Scott E. Lamb                 and Accounting Officer)


/s/ Elizabeth H. Weatherman       Director                           September 21, 2000
-------------------------------
    Elizabeth H. Weatherman


/s/ Jack W. Lasersohn             Director                           September 21, 2000
-------------------------------
    Jack W. Lasersohn


/s/ Timothy T. Weglicki           Director                           September 21, 2000
-------------------------------
    Timothy T. Weglicki

                                INDEX TO EXHIBITS


     Exhibit No.                   Description
     -----------                   -----------

         4.1   1996 Employee Stock Option Plan and form of agreement thereunder.

         5.1   Opinion of Higham, McConnell & Dunning LLP.

        23.1 Consent of Higham, McConnell & Dunning LLP (included in the opinion of counsel filed as Exhibit 5.1 hereto).

        23.2   Independent Auditors' Consent.

        24.1   Power of Attorney (see Part II).